Exhibit 4.13

THE SECURITIES EVIDENCED BY THIS WARRANT OR ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No.	[ ]

SYNCARDIA SYSTEMS, INC.

COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received,                                          (the “Holder”), is entitled to purchase from SynCardia Systems, Inc., a Delaware corporation (the “Corporation”), until the Expiration Time (as defined below), the number of fully paid and nonassessable shares of the Corporation’s Common Stock, $0.01 par value (the “Common Stock”), set forth in Section 1 below, at an exercise price determined as set forth below (subject to adjustment as hereinafter provided, the “Warrant Price”), subject to the terms and provisions hereof. The Corporation acknowledges that the cash consideration paid by Holder for this Warrant is $[            ] for income tax purposes.

1. Shares Subject to Warrant. The number of shares of Common Stock for which this Warrant may be exercised (the “Warrant Shares”) shall be                  (    ,        ) shares of Common Stock. The Warrant Price shall be $0.78 per share. The Warrant Price and the Warrant Shares shall be subject to adjustment as set forth herein.

2. Exercisability. This Warrant is exercisable at any time and from time to time before the Expiration Time.

3. Definitions. (a) “Expiration Time” shall mean the earlier to occur of the following (i) immediately prior to the closing of a Strategic Transaction (as defined below) or (ii) 11:59 p.m., Pacific Time, on March 5, 2023, (b) “IPO” shall mean the first firm commitment underwritten public offering of the Corporation’s Common Stock registered under the Securities Act of 1933, as amended (the “Securities Act”), and (c) “Strategic Transaction” shall mean the occurrence of any of the following: (i) the Corporation’s sale or lease of all or substantially all of its assets, (ii) any reorganization, merger, consolidation, or similar transaction which would result in the holders of the equity securities of the Corporation immediately prior to such transaction holding less than fifty percent (50%) of all voting equity securities of the surviving entity immediately following such transaction, or (iii) a sale or issuance of stock of the Corporation representing more than fifty percent (50%) of all voting securities of the Corporation.

4. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange. At any time before the Expiration Time, this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant, properly endorsed, and delivery of a completed and executed Subscription Form in the form attached as Exhibit A hereto at the principal office of the Corporation, and payment of the Warrant Price by either of the following methods:

(a) Holder may pay to the Corporation the Warrant Price of the Common Stock being purchased; or

(b) in lieu of payment in cash, the rights represented by this Warrant may also be exercised by providing for the non-cash exercise of this Warrant for the shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being exercised), specifying that this non-cash exercise election has been made, and the net number of shares of Common Stock to be issued after giving effect to such non-cash exercise. In the event Holder makes such election, Corporation shall issue to the holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

  A

Where:	X =	the number of shares of Common Stock to be issued to Holder
	Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (as of the date of such non-cash exercise)
	A =	the Fair Market Value of one share of Common Stock (as of the date of such non-cash exercise)
	B =	Warrant Price of one share of Common Stock (as adjusted to the date of such non-cash exercise)

“Fair Market Value” means, with respect to one share of Common Stock, the value equal to either (i) if the exercise of this Warrant occurs in connection with an IPO, then the Fair Market Value shall be equal to the “initial price to public” specified in the final prospectus with respect to the IPO; (ii) if the exercise of this Warrant occurs prior to an IPO, the Fair Market Value shall be determined in good faith by the Corporation’s board of directors; or (iii) if the exercise of this Warrant occurs when the Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market, the closing price or last sale price of a share of Common Stock reported for the business day immediately before the date on which Holder delivers this Warrant together with a Subscription Form to the Corporation.

In the event of any exercise or any such “net” or “cashless” exercise of the rights represented by this Warrant, certificates for the shares of Common Stock or other applicable securities so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised, and unless this Warrant has expired, a new warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, also shall be issued to the Holder within such time.

5. Stock Fully Paid; Reservation of Shares. All shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, issued in compliance with all applicable federal and state securities laws, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

6. Transferability.

(a) This Warrant shall not be transferable at any time, except that Holder may transfer some or all of its rights hereunder to any Qualified Successor (as defined below) by following the procedures set forth in Section 6(b) below. Any Qualified Successor transferee shall be subject to the terms set forth in this Warrant (mutatis mutandis) with respect to the shares subject to each such warrant.

(b) This Warrant shall be transferable on the books of the Corporation maintained at the principal office of the Corporation upon delivery to the Corporation of notice of such transfer in accordance with the terms hereof (a “Transfer Notice”), accompanied by appropriate instructions and further accompanied by payment in cash, check, bank draft or money order payable to the Corporation, in United States currency, of an amount equal to any stamp or other tax or governmental charge or fee required to be paid in connection with the transfer thereof. The transfer of rights granted pursuant to this Warrant shall be effective upon presentation to the Corporation of the Transfer Notice as described above, and the Corporation shall promptly register such transfer on its books and records. Immediately upon such registration, and without further act by or on behalf of the Corporation, Holder, or any Qualified Successor, the right to purchase the number of shares of Corporation Common Stock reflected in the Transfer Notice shall be deemed transferred to the Qualified Successor identified in the Transfer Notice. Upon any registration of transfer, the Corporation shall record the rights of the Qualified Successor on the books and records of the Corporation. Promptly following receipt from Holder of this Warrant representing sufficient shares of Common Stock to be transferred to such Qualified Successor, the Corporation shall deliver a new Warrant or Warrants to the persons entitled thereto. The Warrants may be exchanged at the option of the Holder thereof, when surrendered at the principal office of the Corporation, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

(c) For purposes of this Section 6, a “Qualified Successor” is a person who (i) is an accredited investor as such term is used in Regulation D promulgated under the Securities Act, and (ii) has fully reviewed, duly executed and delivered to Holder or the Corporation a properly completed Transfer Notice.

7. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder but, in lieu of such fractional shares, the Corporation shall make a cash payment therefor upon the basis of the Fair Market Value of the Common Stock at the time of such exercise.

8. Certain Adjustments.

(a) Adjustments for Stock Splits, Stock Dividends and Combinations of Common Stock. In the event the outstanding shares of Common Stock, after the date of this Warrant, shall be subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant and the Warrant Price shall, concurrently with the effectiveness of any such subdivision, combination, dividend or other distribution, be proportionately adjusted.

(b) Other Action Affecting Common Stock. In case after the date of this Warrant, the Corporation shall take any action affecting its shares of Common Stock, other than an action described above in this Section 8, which in the good faith opinion of the Board would have a materially adverse effect upon the rights of the Holder granted herein, this Warrant shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable under the circumstances.

9. Certificate as to Adjustments. Upon the occurrence of each adjustment of this Warrant pursuant to Section 8 and at the request of Holder, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation, upon the written request of the Holder, shall furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments and readjustments; (ii) the applicable Warrant Price at the time in effect; and (iii) the number of shares of Common Stock, if any, and the amount, if any, of other securities or property which at the time would be received upon the exercise of this Warrant.

10. Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon exercise of this Warrant, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder.

11. No Impairment. The Corporation will not, by amendment of its Eleventh Amended and Restated Certificate of Incorporation dated as of September 15, 2014, as amended (as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time in accordance with its terms) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, dividend or other distribution of cash or property, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof, and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder as set forth herein against impairment.

12. Notices of Record Date, etc.

In the event of:

(a) any taking by the Corporation of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution,

(b) an IPO, or

(c) a Strategic Transaction;

then and in each such event the Corporation will mail to the Holder a notice specifying, if then known, (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and if known stating the amount and character of such dividend, distribution or right, (ii) the date on which the IPO is anticipated to close, or (iii) the anticipated date on which any Strategic Transaction is to take place, and if known the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property deliverable on such Strategic Transaction. The Corporation shall deliver such notice promptly and make commercially reasonable efforts to deliver such notice to the Holder at least ten (15) days prior to the date therein specified.

13. Investment Representations. The Holder represents and warrants to the Corporation as follows:

(a) Investment Intent. The Holder is acquiring the Warrant for investment purposes only, for the account of the Holder, and not as nominee or agent for any other person, firm or corporation and not for resale in connection with any distribution or public offering thereof within the meaning of the Securities Act.

(b) Unregistered Securities. The Holder understands that the Warrant and the Common Stock issuable upon exercise of the Warrant (collectively, the “Securities”), have not been registered under the Securities Act, and that, accordingly, such Securities will not be transferable except pursuant to an exemption from the registration or registration under the Securities Act.

(c) Accredited Investor. The Holder is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D under the Securities Act.

14. Miscellaneous.

(a) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York and without regard to the principles of conflicts of law of such state.

(b) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or, if sent by telecopier, upon confirmation report of such telecopy or upon deposit with the United States Post Office, by registered or certified mail, or upon deposit with an overnight air courier, in each case postage prepaid and addressed to the party to be notified, in the case of the Corporation at its principal corporate office, and in the case of the Holder at the most recent address furnished for such purpose by the Holder to the Corporation.

(c) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(d) Entire Agreement. This Warrant constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, term sheets, letters, discussions and understandings of the parties in connection herewith.

(e) No Rights as a Stockholder. The Holder shall have no rights as a stockholder with respect to the Warrant Shares until (i) the Holder becomes entitled to receive such Common Stock by completing a Subscription Form in the form attached hereto as Exhibit A, paying the Warrant Price, and performing such other acts as may be required pursuant to the terms hereof, and (ii) such person has satisfied any other requirement imposed on stockholders of the Corporation or assignees by applicable law or any other agreement among the stockholders.

IN WITNESS WHEREOF, SynCardia Systems, Inc. has caused this Warrant to be executed as of the date first set forth above.

SynCardia Systems, Inc., a Delaware corporation

By:

Name:

Title:

Agreed to and Accepted:

EXHIBIT A

SUBSCRIPTION FORM

(to be executed only upon exercise of Warrant)

The undersigned registered holder of this Warrant irrevocably exercises this Warrant for and purchases                  shares of Common Stock of SynCardia Systems, Inc., a Delaware corporation (the “Corporation”), purchasable with this Warrant and herewith makes payment therefor at the price and on the terms and conditions specified in this Warrant and in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

Exercise for Cash
Cashless Exercise

The undersigned hereby requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to                                          whose address is                                          and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant that a new Warrant of like tenor and date for the balance of the Common Stock issuable thereunder be delivered to the undersigned.

Dated:             ,

(Signature of Registered Owner)

(Street Address)

(City)	(State)	(Zip Code)